Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
August 2, 2007		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares Reports 2nd Quarter 2007 Results
Significant progress on Balance Sheet repositioning
CHANTILLY, VA – Alliance Bankshares Corporation (NASDAQ – ABVA) today reported second quarter 2007 earnings of $4 thousand and year to date earnings of $1.2 million or $.21 per share for the first six months of 2007.
Our second quarter results were adversely impacted by three major business items: (1) impacts of the rebalancing activities and the related mark to market valuation adjustment of $784 thousand; (2) interest income reversals on nonaccrual loans of $144 thousand; and (3) a $580 thousand provision for loan losses. In total, these items impacted pre-tax profits by $1.5 million. In addition to the items noted above, the soft real estate economy has led to a temporary decline in our deposit base.
As we indicated in our first quarter release, Alliance took significant steps in the second quarter to reposition the balance sheet. Approximately $73.5 million of investments were sold. This activity, coupled with the normal paydowns and purchases resulted in an investment portfolio accounted for on a fair value basis of $112.0 million. The portfolio is $42.6 million less than the March 31, 2007 level of $154.6 million and the rebalanced portfolio yields 65 basis points higher than the March 31, 2007 portfolio.
Our credit quality has been impacted by several nonaccrual loans, the need for a specific allocation of the allowance for loan losses and net charge-offs. Changing credit conditions and the outlook for additional stress on the local residential real estate markets suggested that higher reserves are warranted and this is reflected in our provision expense for the quarter. While substantially all loans in the portfolio are secured and each loan was underwritten using collateral standards that we believe were and are consistent with industry practices, the duration and severity of the current slowdown in the residential housing market has placed financial stress on a number of our builders and related industry clients. Based on the general trends in the market, we would expect this situation to continue through at least the first quarter of 2008.
At June 30, 2007, our nonaccrual loans totaled $3.4 million. The largest loan in the nonaccrual group is $2.0 million to an operating company which filed Chapter 7 bankruptcy and is supported by corporate, real estate and personal assets of the principal. We had two small pieces of OREO amounting to $367 thousand as of June 30, 2007. In addition, we have $1.6 million in accruing loans with specific reserves. Our total nonperforming assets amounted to $5.3 million as June 30, 2007. We have established specific reserves of $441 thousand for the nonperforming assets after considering what we believe are reasonable estimates of collateral values supporting those loans. Our allowance for loan losses was 1.26% of total loans outstanding as of June 30, 2007 or 15 basis points higher than the June 30, 2006 level of 1.11% and 9 basis points higher than the 1.17% level as of March 31, 2007. In addition, we did not recognize $144 thousand in interest income for the 2nd quarter to which we are otherwise entitled on the non-performing loans.
At this point in time, we believe that our commercial construction, commercial investment mortgage and owner-occupied commercial mortgage portfolios are performing in accordance with our expectations. To date, we have not seen the current residential market challenges carry over to the commercial markets.
Total assets were $581.1 million as of June 30, 2007 or $63.3 million lower than the December 31, 2006 level of $644.4 million and $83.5 million lower than the June 30, 2006 level of $664.6 million. In May, we indicated that the portfolio rebalancing activities would reduce the size of the company by approximately $75 million. The weak housing market in the metropolitan Washington, D.C. area has also impacted our deposit base. Total deposits amounted to $389.3 million as of June 30, 2007 which is $82.0 million less than the December 31, 2006 level of $471.3 million. On a linked quarter basis total deposits declined by $21.6 million with $10.0 million of the decline being a strategic runoff of higher costing deposits. Our loan portfolio was $389.6 million or $10.9 million greater than the December 31, 2006 level of $378.7 million and $22.8 million greater than the June 30, 2006 level of $366.8 million. The loan portfolio has grown by $6.1 million since March 31, 2007.
“The real estate slowdown in the metropolitan Washington, D.C. region has impacted our core performance. Our deposit client base remains solid, yet their businesses are impacted by the slowdown.” said Thomas A. Young, Jr., President and CEO. “We have an excellent franchise in a solid geographic region. Our calling efforts are yielding positive results and our expansion into the Fredericksburg area is a key ingredient to the long-term success of our franchise. In addition our insurance line of business provides solid opportunities for business expansion. The next few quarters will remain challenging as credit quality and deposit growth remain difficult to forecast,” said Young.
“As a long-time Washingtonian, I firmly believe the metropolitan Washington, D.C. region is an excellent place for a community bank franchise. Our management team is working diligently and conservatively through credit issues facing our customers. The team is taking proactive steps to position the organization for the growth and results that we typically expect from Alliance,” said Harvey E. Johnson, Jr., Chairman of the Board of Directors.
Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the Bank’s management to create implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.

Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability, balance sheet management goals and actions and financial and other goals. These statements are based on certain assumptions and analyses by the company and other factors it believes are appropriate in the circumstances. However, the company’s expectations are subject to a number of risks and uncertainties such as changes in personnel, interest rates, accounting standards, economic conditions and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission.
* All per share amounts are adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend paid on June 30, 2006.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	June 30,	December 31,	June 30,
	2007*	2006	2006*

	(Dollars in thousands)
ASSETS

Cash and due from banks	$26,708	$21,918	$26,929
Federal funds sold	6,523	11,727	42,370
Trading securities, at fair value	112,017	—	—
Investment securities available-for-sale, at fair value	28,494	200,719	205,311
Investment securities held-to-maturity, at amortized cost	100	100	100

Loans held for sale	3,721	18,534	11,655
Loans, net of unearned discount and fees	389,575	378,676	366,819
Less: allowance for loan losses	(4,899)	(4,377)	(4,088)

Loans, net	384,676	374,299	362,731

Premises and equipment, net	2,247	2,394	2,638
OREO	367	—	223
Goodwill and intangibles	6,328	5,389	3,031
Other assets	9,939	9,291	9,594

TOTAL ASSETS	$581,120	$644,371	$664,582

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$113,332	$158,728	$215,612
Interest-bearing deposits ($97,620 at fair value)	275,957	312,605	264,946

Total deposits	389,289	471,333	480,558

Repurchase agreements, federal funds purchased and other borrowings	50,165	53,197	83,623
Federal Home Loan Bank advances, at fair value	74,671	50,000	38,000
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	4,025	4,894	2,747
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	528,460	589,734	615,238

Common stock, $4 par value; 15,000,000 shares authorized;	21,524	22,206	22,132
5,380,981, 5,551,477 and 5,532,977 shares issued and outstanding at June 30, 2007, December 31, 2006 and June 30, 2006, respectively.
Capital surplus	26,980	29,126	28,911
Retained earnings	4,590	5,987	4,064
Accumulated other comprehensive (loss), net	(434)	(2,682)	(5,763)

TOTAL STOCKHOLDERS’ EQUITY	52,660	54,637	49,344

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$581,120	$644,371	$664,582

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007*	2006*	2007*	2006*

	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$7,877	$7,281	$15,619	$13,467
Investment securities	338	2,362	686	4,808
Trading securities	1,525	—	3,393	—
Federal funds sold	21	142	102	283

Total interest income	9,761	9,785	19,800	18,558

INTEREST EXPENSE:
Deposits	2,965	2,342	6,028	4,355
Purchased funds and other borrowings	2,236	1,897	4,479	3,699

Total interest expense	5,201	4,239	10,507	8,054

Net interest income	4,560	5,546	9,293	10,504
Provision for loan losses	580	375	885	665

Net interest income after provision for loan losses	3,980	5,171	8,408	9,839

OTHER INCOME:
Deposit account service charges	67	62	177	102
Gain on sale of loans	223	1,201	883	2,266
Insurance commissions	928	396	1,824	927
Net gain (loss) on sale of securities	—	(29)	72	(101)
Net loss on trading activities	(784)	—	(641)	—
Other operating income	37	41	90	100

Total other income	471	1,671	2,405	3,294

OTHER EXPENSES:
Salaries and employee benefits	2,195	2,557	4,578	5,152
Occupancy expense	461	417	971	794
Equipment expense	258	241	508	495
Operating expenses	1,580	1,534	3,036	2,883

Total other expenses	4,494	4,749	9,093	9,324

INCOME BEFORE INCOME TAXES	(43)	2,093	1,720	3,809
Income tax expense	(47)	693	509	1,253

NET INCOME	$4	$1,400	$1,211	$2,556

Net income per common share, basic (1)	$0.00	$0.25	$0.22	$0.46

Net income per common share, diluted (1)	$0.00	$0.24	$0.21	$0.43

Weighted average number of shares, basic (1)	5,525,720	5,532,708	5,538,599	5,532,708

Weighted average number of shares, diluted (1)	5,837,885	5,932,774	5,881,570	5,921,531

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	June 30,	June 30,
	2007*	2006*

	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$399,047	$363,743
Average earning assets	556,224	580,310
Average assets	584,642	614,370
Average non-interest bearing deposits	86,408	141,226
Average total deposits	351,074	395,273
Average interest-bearing liabilities	442,084	418,662
Average equity	54,743	49,698
Return on average assets	0.00%	0.91%
Return on average equity	0.03%	11.30%
Net interest margin (1)	3.51%	3.86%
Earnings per share, basic (2)	$0.00	$0.25
Earnings per share, diluted (2)	0.00	0.24

For The Six Months Ended:
Average loans	$394,313	$345,579
Average earning assets	572,684	567,733
Average assets	603,763	601,514
Average non-interest bearing deposits	93,163	136,748
Average total deposits	367,897	388,199
Average interest-bearing liabilities	451,067	410,671
Average equity	55,117	49,328
Return on average assets	0.40%	0.86%
Return on average equity	4.43%	10.45%
Net interest margin (1)	3.41%	3.75%
Earnings per share, basic (2)	$0.22	$0.46
Earnings per share, diluted (2)	0.21	0.43

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

(2)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality and Capital Information

	June 30,	June 30,
	2007*	2006*

	(Dollars in thousands, except per share)
Credit Quality Information: (1)
Nonperforming assets:
Impaired loans	$1,555	$1,292
Non-accrual loans	3,352	—
OREO	367	223

Total nonperforming assets & past due loans	$5,274	$1,515

Specific reserves associated with impaired loans	$441	$175

Allowance for loan losses to total loans	1.26%	1.11%
Allowance for loan losses to non-accrual loans	1.5X	NM
Allowance for loan losses to nonperforming assets	0.9X	2.7X
Nonperforming assets to total assets	0.91%	0.23%
Net charge-offs to average loans	0.09%	0.00%

For The Six Months Ended:
Gross charge-offs	$420	$3
Gross recoveries	(57)	(4)

Net charge-offs	$363	$(1)

Capital Information:
Book value per share (2)	$9.79	$8.92
Tier I risk-based capital ratio	12.7%	14.3%
Total risk-based capital ratio	13.8%	15.2%
Leverage capital ratio	9.7%	10.1%
Total equity to total assets ratio	9.1%	7.4%

*	Unaudited financial results

(1)	Nonperforming assets are defined as non-accrual loans, impaired loans, OREO and loans past due 90 days or more and still accruing interest. The allowance for loan losses includes a specific allocation for impaired loans.

(2)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

NM = Not Meaningful

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Trading Asset Summary

	June 30, 2007 [1]		March 31, 2007
	Fair		Fair
Trading Assets	Value	Yield	Value	Yield

	(dollars in thousands)
U.S. government corporations & agencies	$19,623	4.87%	$58,385	4.45%
U.S. government CMOs	9,810	4.47%	24,339	4.27%
U.S. government MBS	6,570	4.20%	18,462	4.16%
PCMOs [2]	43,102	5.23%	53,397	5.14%
SBA securities [3]	32,912	6.15%	—

Totals	$112,017	5.28%	$154,583	4.63%

[1]	As of July 31, 2007 the portfolio is $108.1 million. The composition is $21.6 million of US government agencies, $1.2 million of U.S. government CMOs, $0 U.S. government MBS, $37.0 million of PCMOs and $48.3 million SBA securities. The effective portfolio yield is 5.71%.

[2]	All PCMOs are rated AAA by Moody’s, S&P or Fitch.

[3]	SBA securities are U.S. government agency securities. For presentation purposes they are separated out on the table above.